                                                                    EXHIBIT 10.6

                              TAX SHARING AGREEMENT

     This Tax Sharing Agreement (this "Agreement"), dated as of September 1, 2000, by and between Pharmacia Corporation, a Delaware corporation ("Parent") and Monsanto Company, a Delaware corporation ("Sub"). Each of Parent and Sub is referred to herein as a "Party" and, collectively, as "Parties".

                                   WITNESSETH:
                                   ----------

     WHEREAS, Parent owns 100 percent of the issued and outstanding shares of common stock of Sub and Sub is a member of an affiliated group within the meaning of Section 1504(a) of the Code of which Parent is the common parent corporation (the "Parent Group");

     WHEREAS, prior to the formation of Sub, Parent was engaged in, directly and indirectly, the Transferred Ag Businesses;

     WHEREAS, pursuant to the Separation Agreement, Parent transferred the Transferred Ag Businesses to Sub;

     WHEREAS, Sub contemplates issuing less than 20 percent of its stock to the public in a public offering (the "Ag IPO");

     WHEREAS, in contemplation of the Ag IPO, the Parties have determined to enter into this Agreement, setting forth their agreement with respect to certain tax matters.

     NOW THEREFORE, in consideration of the premises and the mutual promises, undertakings, agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     Section 1. Definitions. As used in this Agreement, the following terms
                -----------
shall, unless otherwise specifically noted, have the meanings as set forth below.

     1.1 "Agreement" shall have the meaning ascribed to that term in the first
          ---------
paragraph hereof.

     1.2 "Adjustment" shall mean any proposed or final change in the Tax
          ----------
liability of the Parent Group, Parent or Sub.

     1.3 "Ag IPO" shall have the meaning ascribed to that term in the fourth
          ------
WHEREAS clause hereof.

     1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     1.5 "Consolidated Tax Amount" shall mean, for each Tax Period, the amount
          -----------------------
of: (i) United States Federal income taxes plus (ii) state income taxes attributable only to those states referred to in Section 3.2 hereof, in each case that would be due and payable by Sub for each Tax Period if Sub had filed separate, unconsolidated, noncombined or non-unitary, as the case may be, Tax Returns for United States Federal income tax purposes and in those states referred to in Section 3.2 hereof, for such Tax Period and all previous Tax Periods commencing on or after the Contribution Date, in each case (i) giving effect to any net operating loss carryovers (as defined by Section 172 of the Code) incurred by Sub for any period ending on or before the Contribution Date; and (ii) treating gains or losses on intercompany transactions in the manner required by Treas. Reg. ss.1.1502-13.

     1.6 "Contribution Date" shall mean the effective date of the contribution
          -----------------
of the Transferred Ag Businesses to Sub pursuant to the Separation Agreement.

     1.7 "DeKalb Tax Liabilities" shall mean the amount of (i) Federal income
          ----------------------
taxes, plus (ii) state income taxes, accruing in respect of periods ending on or prior to December 31, 1999 and that are attributable solely to the operations of DeKalb Genetics Corporation and its subsidiaries

     1.8 "Dispute" shall have the meaning ascribed to that term in Section 8
          -------
hereof.

     1.9 "Estimated Tax Amount" shall mean the amount of: (i) Federal income
          --------------------
taxes, plus (ii) state income taxes attributable only to those states referred to in Section 3.2 hereof, that would be due and payable by Sub on the applicable Estimated Tax Payment Date if Sub had filed separate, unconsolidated, noncombined or non-unitary, as the case may be, Tax Returns for United States Federal income tax purposes and in those states referred to in Section 3.2 hereof for all Tax Periods commencing on or after the Contribution Date, in each case (i) giving effect to any net operating loss carryovers (as defined by Section 172 of the Code) incurred by Sub for any period ending on or before the Closing Date; and (ii) treating gains or losses on intercompany transactions in the manner required by Treas. Reg. ss.1.1502-13.

     1.10 "Federal Tax" shall mean any tax imposed under Subtitle A of the Code.
           -----------

     1.11 "Final Determination" shall mean the final resolution of any tax
           -------------------
matter relating to Parent, Sub or any member of the Parent Group occurring after the Contribution Date. A Final Determination shall result from the first to occur of:

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          (a) the expiration of 30 days after the IRS' acceptance of a waiver of restrictions on assessment and collection of deficiency in tax and acceptance of overassessment on federal revenue (Form 870 or 870-AD (the "Waiver")) or any successor comparable form, except as to reserved matters specified therein, or the expiration of 30 days after acceptance by any other taxing authority of a comparable agreement or form under the laws of any other jurisdiction, including State, local, and foreign, unless, within such period, the taxpayer gives notice to the other Party to this Agreement of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by filing of a timely claim for refund;

          (b) a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

          (c) the execution of a closing agreement under Section 7121 of the Code, or the acceptance by the IRS of an offer on compromise under Section 7122 of the Code, or comparable agreements under the laws of any other jurisdiction, including State, local, and foreign, except as to reserved matters specified therein;

          (d) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund that was disallowed in whole or part by the IRS or any other taxing authority;

          (e) the expiration of the applicable statute of limitations; or

          (f) an agreement by the Parties that a Final Determination has been made.

     1.12 "Income Taxes" shall mean taxes imposed upon, or measured, in whole or
           ------------
in part, by net income or a taxable base in the nature of net income, including without limitations, environmental and alternative add-on minimum taxes, and such related franchise, excise, and similar taxes as have been customarily included in the provision for income taxes or charged to the income tax liability account on Parent's financial statements, together with all related interest, penalties, and additions to tax.

     1.13 "Indemnified Party" shall mean any Party who is entitled to receive
           -----------------
payments from an Indemnifying Party pursuant to the terms of this Agreement.

     1.14 "Indemnifying Party" shall mean any Party that is required to pay any
           ------------------
other Party pursuant to the terms of this Agreement.

     1.15 "IPO Restructuring" shall mean the transfer or assignment of a
           -----------------
Retained Business or a Transferred Ag Business by any entity owned by Parent or the affiliates of Parent other than Sub and its subsidiaries to Parent or an affiliate of Parent other than Sub and its subsidiaries in anticipation of the transfer by Parent of the Transferred Ag Businesses to Sub pursuant to the Separation Agreement.

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

     1.16 "IPO Restructuring Tax" shall mean any Tax resulting from the IPO
           ---------------------
Restructuring imposed upon Parent or any affiliate of Parent other than Sub and its subsidiaries reduced by an amount equal to the present value (calculated using a discount rate of 10 percent) of any Tax Asset created in the related IPO Restructuring transaction and retained by the Parent Group.

     1.17 "IRS" shall mean the United States Internal Revenue Service or any
           ---
successor thereto, including but not limited to its agents, representatives, and attorneys.

     1.18 "Other Taxes" shall mean any and all taxes other than Income Taxes,
           -----------
including, without limitation, gross income, gross receipts, sales, use, transfer, franchise, license, withholding, payroll, value added, employment, excise, severance, stamp, occupations, premium, windfall profits, custom, duty, real and personal property and ad valorem taxes or other charge of any kind whatsoever, together with all related interest, penalties, and additions to tax, or additional amount imposed by any taxing authority.

     1.19 "Parent" shall have the meaning ascribed to that term in the first
           ------
paragraph hereof.

     1.20 "Parent Group" shall have the meaning ascribed to that term in the
           ------------
first WHEREAS clause hereof.

     1.21 "Party" shall have the meaning ascribed to that term in the first
           -----
paragraph hereof.

     1.22 "Separation Agreement" shall mean the Separate Agreement dated as of
           --------------------
September 1, 2000, between Parent and Sub.

     1.23 "State Tax" shall mean any income, franchise or similar tax payable to
           ---------
a state or local taxing jurisdiction of any of the 50 United States of America.

     1.24 "Sub" shall have the meaning ascribed to that term in the first
           ---
paragraph hereof.

     1.25 "Subsidiary" shall mean entities owned and controlled by Parent or Sub
           ----------
wherever formed.

     1.26 "Tax" shall mean (i) any Federal Tax, or any net income, alternative
           ---
or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding (as payor or recipient), payroll, employment, excise, severance, stamp, capital stock, occupation, property, real property gains, environmental, windfall, premium, custom, duty or other tax,


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governmental fee or other like assessment or charge of any kind whatsoever, together with any interest thereon and any penalty, addition to tax or additional amount thereto.

     1.27 "Tax Asset" shall mean any net operating loss, net capital loss,
           ---------
business tax credit, foreign tax credit, charitable deduction, or any other loss, credit, deduction or tax attribute that could be applied to reduce any tax (including, without limitation, deductions, credits, alternative minimum net operating loss carryforwards related to alternative minimum taxes or additions to the basis of property).

     1.28 "Tax Period" shall mean the period commencing on the Contribution Date
           ----------
and ending on December 31, 2000 and each subsequent period commencing on January 1 and ending on the earlier of the next succeeding December 31 or the date on which Sub first becomes no longer qualified under the Code or other applicable law to be a member of the Parent Group.

     1.29 "Tax Returns" shall mean all reports, estimates, declarations of
           -----------
estimated tax, information statements and returns relating to, or required to be filed in connection with any Income Taxes or Other Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     1.30 "Transferred Ag Businesses" shall mean the assets, liabilities and
           -------------------------
businesses transferred to Sub pursuant to the terms of the Separation Agreement.

     1.31 "Treas. Reg." shall mean the United States Treasury Regulations
           ----------
promulgated under the Code.

     Section 2. Pre-IPO Tax Liabilities.
                -----------------------

     2.1 Retained Tax Assets and Liabilities.
         -----------------------------------

          (a) Notwithstanding anything to the contrary herein, except for any IPO Restructuring Tax, any DeKalb Tax Liability, any property taxes attributable to Sub assets, and any sales and use taxes attributable to Sub's assets or businesses, Parent shall be liable for (and shall indemnify and hold Sub harmless from and against), any Tax liability of Parent, any Subsidiary of Parent, Sub and any Subsidiary of Sub, attributable to periods through and including August 31, 2000, whether or not such period constitutes a fiscal period under applicable law.

          (b) For purposes of Section 2.1(a) hereof, the determination of Tax liability shall be made on the basis of a closing of the books of each relevant entity and indemnity payments required under Section 2.1(a) hereof shall be made in accordance with the following procedures:

(i) No later than 30 days prior to the due date of each applicable Tax Return, Sub shall deliver to Parent pro forma Tax Returns for Sub and each Subsidiary of Sub whose income or items will not be reflected in Tax Returns of Parent or its Subsidiaries (other than Sub and its Subsidiaries) for the period commencing with the first day of any fiscal year for which a Tax Return has not been filed as of the Contribution Date and ending on August 31, 2000.

(ii) Upon receipt of a pro forma Tax Return from Sub referred to in Section
                       --- -----
2.1(b)(i) hereof, Parent may adjust such returns if it determines in good faith that the amounts reflected in such returns are incorrect or incomplete.

(iii) If no dispute arises in connection with the pro forma Tax Returns prepared
                                                  --- -----
pursuant to Section 2.1(b)(i) hereof, Parent shall pay to Sub the amounts reflected as Tax liability within 30 days after its receipt of such pro forma
                                                                    --- -----
tax returns.

(iv) Disputes relating to pro forma Tax Returns prepared pursuant to Section
                          --- -----
2.1(b)(i) hereof shall be resolved in accordance with the procedures set forth in Section 8 hereof, and payments of disputed items shall be made within 5 days after final resolution of such disputes.

     2.2 Responsibility for Taxes Attributable to Restructuring and DeKalb Tax
         ---------------------------------------------------------------------
Liabilities. Notwithstanding any other provision of this Agreement, Sub shall be
-----------
responsible for (and shall indemnify and hold Parent harmless from and against), any IPO Restructuring Tax and any DeKalb Tax Liabilities. Indemnification payments under this Section 2.2 shall be made by Sub to Parent within 30 days after a Final Determination that Parent owes such IPO Restructuring or DeKalb Tax Liability.

     Section 3. Filing of Income and Other Tax Returns.
                --------------------------------------

     3.1 Federal Consolidated Income Tax Return. A United States federal
         --------------------------------------
consolidated income tax return for the Parent Group, including Sub as a member thereof, shall be filed by Parent for the taxable year ending December 31, 2000, and for each subsequent taxable year in respect of which this Agreement is in effect and for which Sub is qualified under the Code to be included as a member of the Parent Group and the Parent Group is required or permitted to file a consolidated federal income tax return. Parent and Sub shall execute and file any and all consents, elections, and other documents and take such other action that may be required or appropriate for the proper filing of such returns.

     3.2 State Income Tax Returns. If Parent in its discretion elects (or if
         ------------------------
required by law), Parent and Sub shall join in the filing of combined, unitary or other similar consolidated Tax Returns with respect to all Income Taxes imposed by any of the 50 United States of America for the taxable year ending December 31, 2000, and for each subsequent taxable year in respect of which this Agreement is in effect and for which Sub is qualified under applicable law to join in filing of such combined, unitary or other similar consolidated Tax Returns. Parent and Sub shall execute and file any and all consents, elections, and other documents and take such other action that may be required or appropriate for the proper filing of such returns.


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

     3.3 Parent Responsibilities for Consolidated, Combined and Unitary Tax
         ------------------------------------------------------------------
Returns. Parent shall prepare and file, or cause to be prepared and filed, all
-------
Tax Returns for Income Taxes referred to in Sections 3.1 and 3.2 hereof and Parent shall timely pay, or cause to be timely paid, the liability for Income Taxes due in respect of such Tax Returns. In preparing such Tax Returns, Parent shall have the right to determine the manner in which such Tax Returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported thereon and the Tax elections to be made or modified. Parent shall not unreasonably interfere with the manner in which Sub has reported any item of income, gain loss, deduction credit or Tax elections made by Sub with respect to such Tax Returns.

     3.4 Sub Responsibilities for Separate Income Tax Returns. Sub and its
         ----------------------------------------------------
Subsidiaries shall prepare and file, or cause to be prepared and filed, all Tax Returns for Income Taxes required by law to be filed by it or them and not referred to in Section 3.2 hereof, Sub and its Subsidiaries shall timely pay or cause to be timely paid all Income Taxes due in respect of such Tax Returns.

     3.5 Parent Responsibilities for Other Taxes. Parent shall timely prepare
         ---------------------------------------
and file or cause to be timely prepared and filed, all Tax Returns in respect of Other Taxes attributable to its business and assets and the businesses and assets of its subsidiaries (other than Sub) and shall timely pay all Taxes due in respect of those Tax Returns.

     3.6 Sub's Responsibilities for Other Taxes. Sub shall timely prepare and
         --------------------------------------
file or cause to be timely prepared and filed, all Tax Returns in respect of Other Taxes attributable to its businesses and assets and shall timely pay all Taxes due in respect of those Tax Returns.

     Section 4. Sharing of Income Taxes.
                -----------------------

     4.1 General Tax Sharing Principles. Sub shall pay to Parent (and shall
         ------------------------------
indemnify and hold harmless Parent against) the Consolidated Tax Amount at such times and in such amounts specified in Sections 4.2 and 4.3 hereof.

     4.2 Estimated Payments.
         ------------------

     (a) No later than 5 days prior to the date on which an estimated Federal Tax installment or an estimated State Tax installment of the Parent Group is due, Sub shall determine the Estimated Tax Amount

     (b) No later than the Federal Tax payment date or the State Tax payment date, as the case may be, Sub shall pay to Parent the Estimated Tax Amount

     4.3 Payment of Taxes at Year-End.
         ----------------------------

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

          (a) No later than 10 days prior to the due date (including all applicable and valid extensions) for the Parent Group's consolidated Federal Tax Return for each Tax Period, Sub shall deliver to Parent a pro forma Federal Tax Return of Sub reflecting Sub's Consolidated Tax Amount for such Tax Period prepared by Sub in good faith. No later than 10 days prior to the due date (including all applicable and valid extensions) for each State Tax Return that includes Sub and another member of the Parent Group for each Tax Period, Sub shall deliver to Parent a pro forma State Tax Return reflecting Sub's Consolidated Tax Amount for such Tax Period prepared by Sub in good faith. Each pro forma Tax Return shall be delivered together with a statement showing a calculation of the amount to be paid pursuant to Section 4.3(c) below.

          (b) Upon receipt of a pro forma Tax Return from Sub, Parent may adjust such return if it determines that the calculation of the Consolidated Tax Amount reflected on such return or returns is incorrect or incomplete. Any adjustment made by Parent under this Section 4.3(b) shall be treated as though it had always been reflected on such pro forma return. Sub shall not be permitted to invoke the dispute resolution procedures in Section 8 of this Agreement until it shall have paid any amounts required under Section 4.3(c) of this Agreement.

          (c) No later than the due date for any Parent Tax Return to which a pro forma Return prepared pursuant to Section 4.3(a) of this Agreement is attributable, Sub shall pay to Parent an amount equal to the difference, if any, between the Consolidated Tax Amount reflected on such pro forma Tax Return for the applicable Tax Period and the aggregate Estimated Tax Amount paid by Sub with respect to such Tax Return and Tax Period under Section 4.2(a) of this Agreement.

          (d) If a pro forma Tax Return described in Section 4.2(a) of this Agreement reflects a Tax Asset that may under applicable law be used to reduce a Federal or State Tax liability in each case for any Tax Period of a member of the Parent Group other than Sub and its subsidiaries, Parent shall pay to Sub an amount equal to the actual tax saving produced by such Tax Asset within 30 days of the realization of such tax saving, and the pro forma Tax Returns of Sub and other relevant determinations hereunder shall thereafter reflect such use. The amount of tax saving under this Section 4.3(d) for any Tax Period shall be the amount of the reduction in Federal or State Taxes that are payable to a taxing authority with respect to such Tax Period, as compared to the federal or state taxes that would have been payable to a taxing authority with respect to such Tax Period in the absence of such Tax Asset. Without limiting the generality of the foregoing, the determination of the tax saving under this Section 4.3(d) shall take into account any net decrease in the foreign tax credits and business credits which would otherwise have been available to the Parent Group by reason of the use of such Tax Asset.

     4.4 Treatment of Adjustments. (a) If any adjustment of a Tax item is made
         ------------------------
to a Return relating to Federal or State Taxes of the Parent Group, after the filing thereof, in which income or loss of any of Sub is included, then within 30 days of the time of a Final Determination of such adjustment, Sub shall pay to Parent, or Parent shall pay to Sub, as the case may be and as appropriate, (i) the difference between (A) all payments actually made, net of all refunds or recoupments received or otherwise realized, by Sub (or treated as such) in accordance with the principles of this Article 3 with respect to such item for the Tax Period covered by such Return, and (B) all payments that would have been made by Sub (or treated as such) in accordance with the principles under Article 3 with respect to such item for the Tax Period covered by such Return taking such adjustment into account and (ii) related adjustments to penalties and interest.

     Section 5.  Audits and Other Tax Proceedings.
                 --------------------------------

             5.1 Control Over Tax Proceedings.
                 ----------------------------

     (a) Notwithstanding anything in this Agreement to the contrary, Parent shall have full control over any and all matters relating to Parent or any member of the Parent Group and Sub and its affiliates with respect to (i) the conduct, management, prosecution, defense, contest, compromise or settlement of
(A) any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any Return or claim for Tax refund, or (B) any other Tax proceeding, (ii) the determination of the taxable years that a settlement of a Tax proceeding may impact and other timing considerations, (iii) the determination as to whether any refunds shall be received by way of refund, credited against tax liability or otherwise applied to any tax period, (iv) the determination as to the treatment of Tax Assets that are allowed under applicable law to be carried back or carried forward, (v) the determination as to whether any Tax elections shall be made or modified, (vi) the determination as to whether any extensions shall be requested or granted, and (vii) the making of payments to, or collection of refunds from, any Taxing authority.

     (b) Without limiting the generality of Section 5.1(a), Parent may, in its sole and absolute discretion, settle any Tax proceeding (including, without limitation, any Tax proceeding relating to any and all matters that would give rise to an indemnity from Sub). Any such settlement shall be binding on the parties to this Agreement without further recourse.

     Section 6. Cooperation and Exchange of Information.
     --------------------------------------------------

     6.1 Consult and Cooperate. Parent and Sub shall consult and cooperate (and
         ---------------------
shall cause their respective subsidiaries to cooperate) fully at such time and to the extent reasonably requested by a party to this Agreement in connection with all matters subject to this Agreement. The cooperation under this Section
6.1 shall include, without limitation:

     (i) the retention and provision on reasonable request of any information (including, without limitation, any books, records, documentation or other information) pertaining to Tax matters relating to Sub and members of the Parent Group other than Sub, any necessary explanations of information, and access to personnel, until the

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

expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

     (ii) the execution, acknowledgement and delivery of any instrument or document that may be necessary or helpful in connection with (A) any Return, (B) any Tax proceeding or other litigation, investigation or action relating to Taxes, or (C) the carrying out of the parties' respective obligations under this Agreement; and

     (iii) the use of the parties' best efforts to obtain any documentation from a Taxing authority, another governmental authority or another third party that may be necessary or helpful in connection with the foregoing.

     6.2 Information Sharing. Parent and Sub shall keep one another informed
         -------------------
with respect to any material developments relating to the matters subject to this Agreement.

     Section 7. Procedure for Making Payments. All payments to be made under
                -----------------------------
this Agreement shall be made in immediately available funds. Except as otherwise provided, all payments required to be made under this Agreement shall be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after (i) the fixing of tax liability, (ii) the realization of a tax saving, tax benefit or tax attribute, (iii) the receipt of a refund, or
(iv) the resolution of a dispute, as the case may be. Unless otherwise indicated, any payment that is not made when due shall bear interest at the prevailing short term rate as determined under Section 6621 of the Code.

     Section 8. Dispute Resolution. The parties hereto shall attempt in good
                ------------------
faith to resolve any dispute arising out of, or relating to, this Agreement (a "Dispute") and shall attempt in good faith to negotiate a settlement of any Dispute. If, after the filing of any Tax Return under this Agreement, the parties hereto are unable to resolve any disagreement or Dispute relating to such Tax Return or the calculation of any payment under this Agreement, such Dispute shall be submitted for resolution by the certified public accounting firms then acting as independent auditors of each of Parent and Sub. If the independent auditors cannot agree to a resolution, then such Dispute shall be submitted for resolution by a third certified public accounting firm to be appointed by mutual agreement of the independent auditors. Any decision by such third certified public accounting firm shall be binding on the parties to this Agreement without further recourse.

                Section 9.  Miscellaneous.
                            -------------

     9.1 Term of the Agreement. This Agreement shall become effective as of the
         ---------------------
date of its execution and, except as otherwise expressly provided herein, shall continue in full force and effect until the expiration of the latest applicable statute of limitations period.

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

     9.2 Subsidiaries of Sub. This Agreement shall apply to all current and
         -------------------
subsequently acquired or created direct and indirect subsidiaries and limited liability companies and partnerships owned by Sub and whose income or loss are (or become) included in a consolidated, combined, unitary or similar Tax Return that includes Parent and all references to Sub herein shall be interpreted to refer to Sub and such subsidiaries as a group.

     9.3 Severability. If any term, provision, covenant, or restriction of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable. In the event that any such term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the Parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

     9.4 Assignment. Except by operation of law or in connection with the sale
         ----------
of all or substantially all the assets of a Party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the advance written consent of the other Party; and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

     9.5 Further Assurances. Subject to the provisions hereof, the Parties
         ------------------
hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the Parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders, and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, and promptly provide the other Parties with all such information as they may reasonably request in order to be able to comply with the provisions of this sentence.

     9.6 Parties in Interest. Except as herein otherwise specifically provided,
         -------------------
nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm, or corporation other than the Parties and their respective successors and permitted assigns.

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

     9.7 Waivers, Etc. No failure or delay on the part of the Parties in
         ------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the Parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     9.8 Setoff. All payments to be made by any Party under this Agreement shall
         ------
be made without setoff, counterclaim, or withholding, all of which are expressly waived.

     9.9 Change of Law. If, due to any change in applicable law or regulations
         -------------
or their interpretation by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the Parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as the contemplated by such provisions.

     9.10 Confidentiality. Subject to any contrary requirement of law and the
          ---------------
right of each Party to enforce its rights hereunder in any legal action, each Party agrees that it shall keep strictly confidential, any information which it or any of its employees or agents may require pursuant to, or in the course of performing its obligations under, any provisions of this Agreement.

     9.11 Headings. Descriptive headings are for convenience only and shall not
          --------
control or affect the meaning or construction of any provision of this Agreement.

     9.12 Counterparts. This Agreement may be executed in any two or more
          ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     9.13 Notices. All notices, consents, requests, instructions, approvals, and
          -------
other communications provided for herein shall be validly given, made, or served, if in writing and delivered personally, by telegram or sent by registered mail, postage prepaid, or by facsimile transmission to:

     If to Parent, to it at:

          Pharmacia Corporation
          100 Route 206 North
          Peapack, New Jersey 07977
          Attention: General Counsel


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

          Facsimile Number: 908-901-8379

     With a copy to:

          Pharmacia Corporation
          100 Route 206 North
          Peapack, New Jersey  07977
          Attention:  Vice President - Tax
          Facsimile Number:  908-901-8379

     With a copy to:

          Allen & Overy
          10 East 50th Street
          New York, New York  10022
          Attention:  Robert W. DeJoy, Jr.
          Facsimile Number:  212-610-6399

     If to Sub, to it at:

          Monsanto Company
          800 North Lindbergh Boulevard
          St. Louis, Missouri 63167
          Attention:  General Counsel
          Facsimile Number:  314-694-3011

     With a copy to:

          Monsanto Company
          800 North Lindbergh Boulevard
          St. Louis, Missouri 63167
          Attention:  Vice President - Tax
          Facsimile Number:  314.694.5423

     With a copy to:

          Allen & Overy
          10 East 50th Street
          New York, New York  10022
          Attention:  Robert W. DeJoy, Jr.
          Facsimile Number:  212-610-6399


Or such other address as any Party may, from time to time, designate in a written notice given in like manner. Notice given by telegram shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed. Notice given by facsimile transmission shall be deemed delivered on the day of transmission provided telephone confirmation or receipt is obtained promptly after completion of transmission.

     9.14 Costs and Expenses. Unless otherwise specifically provided herein,
          ------------------
each Party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

     9.15 Applicable Law. This Agreement shall be governed by and construed and
          --------------
enforced in accordance with the domestic substantive laws of the State of Delaware without regard to any choice or conflict of laws, rules, or provisions that would cause the application of the domestic substantive laws of any other jurisdiction.


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

     IN WITNESS WHEREOF, the Parties, by their duly authorized officers, have executed this Agreement as of the date first written above.


                                     PHARMACIA CORPORATION



                                     By: _________________________
                                          Name:
                                          Title:



                                     MONSANTO COMPANY



                                     By: _________________________
                                          Name:
                                          Title:

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